EXHIBIT 5.1


                               December 16, 1998


Board of Directors
Microlog Corporation
20270 Goldenrod Lane
Germantown, Maryland  20874


Dear Gentlemen:

     This firm has acted as special counsel to Microlog Corporation (the "Company"), a Virginia corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 125,000 shares (the "Shares") of common stock, par value $.01 per share of Microlog Corporation ("Common Stock"), issuable upon the exercise of options granted under the Microlog Corporation 1989 Non-Employee Director Non-Qualified Stock Option Plan, as amended and restated (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

     For purposes of this opinion, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2.   A copy of the  Plan,  as  certified  on  December  16,   1998,  by the
          Secretary of the Company as then being complete, accurate and in effect.

     3. The Amended and Restated Articles of Incorporation of the Company, as amended, as certified on December 7, 1998 by the Commonwealth of Virginia State Corporation Commission and on December 16, 1998 by the Corporate Secretary of the Company as then being complete, accurate and in effect.

     4. The By-laws of the Company, as amended, as certified on December 16, 1998 by the Secretary of the Company as then being complete, accurate and in effect.

     5. Resolutions of the Board of Directors of the Company adopted (i) at meetings held on June 10, 1989, Decem ber 22, 1992, January 22, 1993, December 20, 1995, March 14, 1996, December 15, 1997 and January 28, 1998, and (ii) by unanimous written consent dated November 18, 1998, all of the foregoing resolutions as certified by the Secretary of the Company on December 16, 1998 as then being complete, accurate and in effect.

     6. Resolutions of the shareholders of the Company adopted at meetings held on February 24, 1990, March 13, 1993, March 26, 1996 and March 31, 1998, as certified by the Secretary of the Company on December 16, 1998 as then being complete, accurate and in effect.

     We have not, except as specifically mentioned above, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries, or of any other matters. In our examination of the aforesaid


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certificates,  records,  and documents,  we have assumed the  genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with
the  original  documents  of  all  documents   submitted  to  us  as  certified,
telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.

     We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company or any of its property may be a party or may be subject. This opinion is given in the context of the foregoing.

     This opinion is based as to matters of law solely on the Stock Corporation Act of the Commonwealth of Virginia, as amended, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitation any federal or state tax or securities laws or regulations.

     Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this form.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.


                                                      Very truly yours,

                                                      /s/ Hogan & Hartson L.L.P.

                                                      HOGAN & HARTSON  L.L.P.